As filed with the Securities and Exchange Commission on June 25, 2001
                                                      Registration No. 333-68015
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ---------------

                        Post-Effective Amendment No. 1 to
                                    Form S-3
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                               ------------------


                               Henry Schein, Inc.
             (Exact name of registrant as specified in its charter)

   Delaware                     135 Duryea Road                11-3136595
(State or other             Melville, New York  11747       (I.R.S. Employer
jurisdiction of                  (516) 843-5500           Identification Number)
incorporation
or organization)
                               Stanley M. Bergman
                            Chairman, Chief Executive
                              Officer and President
                               Henry Schein, Inc.
                                 135 Duryea Road
                            Melville, New York 11747
                                 (516) 843-5500
                   (Address, including zip code, and telephone
                         number, including area code, of
                    registrant's principal executive offices)

                                   Copies to:

 Robert A. Cantone, Esq.                          Michael S. Ettinger, Esq.
   Proskauer Rose LLP                         Vice President and General Counsel
     1585 Broadway                                   Henry Schein, Inc.
New York, New York  10036                              135 Duryea Road
     (212) 969-3000                               Melville, New York  11747
                                                        (516) 843-5500

     Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: |_|

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered in connection with dividend or interest reinvestment plans, check the following box: |X|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: |_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: |_|

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: |_|


                          -----------------------------

This post-effective amendment is being filed for the purpose of removing from registration the 300,650 shares of Common Stock remaining unsold as of the date hereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Melville, State of New York on June 22, 2001.

                                       Henry Schein, Inc.

                                       By:          *
                                           ---------------------------------
                                             Stanley M. Bergman
                                             Chairman, Chief Executive Officer
                                             and President

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature              Capacity                                    Date
---------              ---------                                   ----

       *               Chairman, Chief Executive Officer,          June 22, 2001
--------------------   President and Director (principal
Stanley M. Bergman     executive officer)

/s/ Steven Paladino    Executive Vice President, Chief Financial   June 22, 2001
--------------------   Officer and Director (principal financial
Steven Paladino        and accounting officer)


       *               Executive Vice President, President US      June 22, 2001
James P. Breslawski    Dental and Director
--------------------

       *               Senior Vice President, Chief Administrative June 22, 2001
Gerald A. Benjamin     Officer and Director
--------------------

       *               Vice President-Human Resources, Special     June 22, 2001
Leonard A. David       Counsel and Director
--------------------

       *               Senior Vice President-Corporate Business    June 22, 2001
Mark E. Mlotek         Development Group and Director
--------------------

       *               Director                                    June 22, 2001
Marvin H. Schein
--------------------

*By:  /s/ Steven Paladino
     -------------------------------
     Steven Paladino
     Attorney-in-Fact

June 22, 2001